Exhibit 99.1

Potbelly Corporation Reports Results for First Fiscal Quarter 2021

Sales momentum accelerated throughout the first quarter due to benefits of the Company’s strategic initiatives, operational improvements, and ongoing recovery in the macro-economic environment

Shop-level profitability achieved ahead of expectations

Company continues to position itself for a strong second half and reiterates its path to enterprise profitability during 2021

Chicago, IL. May 6, 2021 – Potbelly Corporation (NASDAQ: PBPB), the iconic neighborhood sandwich shop concept, today reported financial results for the first fiscal quarter ended March 28, 2021.

First Quarter Strategic Successes:

•

Same-store sales trends continued to show sequential improvement, ending the first quarter at (3.1%), compared to (19.7%) in the fourth quarter of 2020, with notable strong performance in the final weeks of the quarter.

•	Continued to advance the ‘Traffic-Driven Profitability’ strategic plan with significant activity and momentum across its strategic initiatives.
•	Returned to profitability at the shop level for the quarter and ahead of previous forecast.
•	Continued to drive momentum in Potbelly Perks loyalty program, adding 132,000 new members during the quarter, with Perks sales increasing 11% on a year-over-year basis.
•	Subsequent to quarter’s end, appointed Scott Swayne as the Company’s Chief People Officer.

Key highlights for the thirteen weeks ended March 28, 2021 compared to December 27, 2020:

•	Total revenues increased by 4.3% to $78.1 million compared to $74.9 million.
•

GAAP net loss attributable to Potbelly Corporation was ($14.5) million, compared to a GAAP net loss of ($16.4) million. GAAP diluted loss per share was ($0.56) compared to a GAAP diluted loss per share of ($0.68).

•

Adjusted net loss[1] attributable to Potbelly Corporation was ($8.5) million compared to an adjusted net loss of ($13.7) million. Adjusted diluted EPS[1] was a loss of ($0.33) compared to an adjusted diluted EPS loss of ($0.57).

•	EBITDA[1] improved to ($10.0) million from ($11.3) million.
•	Adjusted EBITDA[1] improved slightly to ($6.6) million compared to ($6.9) million.
•	Company paid $3.5 million of $11.3 million of 2020 deferred cash payments in the quarter.
•	Based on the progress made during the first quarter, the Company expects to be cash flow positive by the end of the third quarter, ahead of plan.

•	Successful execution of $16 million private placement and amendment of credit facility during the quarter, coupled with improving cash flow dynamics, solidifies liquidity position.
•	At March 28, 2021, total liquidity, inclusive of cash on hand and availability under its revolving credit facility, was $33.5 million.

Bob Wright, President and Chief Executive Officer of Potbelly Corporation, commented, “As expected, we are seeing incremental improvement across our business as the nation continues to emerge from the pandemic. We are highly encouraged by our first quarter performance – which exceeded our expectations – and that strength has continued so far in the second quarter. The outperformance was driven by some early benefits from our strategic initiatives, operational efficiencies and improvement in the overall environment as a result of re-openings in our core markets and consumers returning to indoor dining. We achieved shop-level profitability during the quarter and continue to strive towards our stated target of enterprise-level profitability as well as positive cash flow in the second half of the year.”

Wright added, “Our ‘Traffic-Driven Profitability’ strategic plan is building internal momentum, as several of the initiatives are being tested and/or implemented across our platform. We are seeing some success in the early stages of our tech stack upgrades including ‘stickiness’ in our digital business, despite steady improvements in foot traffic and on-premise dining.  We are also achieving positive results from our new menu testing, which has now been rolled out to additional locations and are receiving favorable feedback on our digital and social media campaigns.  On the operational side, we are seeing improved efficiencies, particularly within labor, which is resulting in better performing shops and improved customer experience.  The Perks loyalty program is having great success with growth rates well above the rest of the business.  Finally, we continued to strengthen the Potbelly leadership team and have filled another critical role with the addition of Scott Swayne as Chief People Officer.”

Steve Cirulis, Chief Financial Officer, added, “This quarter’s strong momentum further solidified our expectations for 2021, which continue to include: 1) sequential improvement in top-line results throughout each quarter of fiscal 2021, 2) the majority of our operating earnings and Adjusted EBITDA are expected to be generated in the second half of 2021, and 3) we expect to deliver enterprise-level profitability as well as positive cash flow during the second half of the year.  Finally, our strong balance sheet, solid liquidity foundation and expectation of positive free cash flow to be generated by improving sales in the second half of the year provides us the flexibility to invest in the business and execute against our strategic initiatives. We will remain disciplined in terms of controlling costs and balanced in terms of investing in our strategic initiatives, with an intent to drive long-term sustainable growth.”

Conference Call

A conference call and audio webcast has been scheduled for 5:00 p.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the investor relations portion of the Company's website at www.potbelly.com. For those that cannot join the webcast, you can participate by dialing 1-800-694-6219 in the U.S. & Canada, or 1-312-281-2958 internationally, using the confirmation code of 21993600.

For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern Time on Thursday, May 6, 2021 through midnight May 13, 2021.  To access the replay, please call 1-844-512-2921 (U.S. & Canada) or 1-412-317-6671 (International) and enter confirmation code 21993600. A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a neighborhood sandwich concept that has been feeding customers’ smiles with warm, toasty sandwiches, signature salads, hand-dipped shakes and other fresh menu items, customized just the way customers want them, for more than 40 years. Potbelly promises Fresh, Fast & Friendly service in an environment that reflects the local neighborhood. Since opening its first shop in Chicago in 1977, Potbelly has expanded to neighborhoods across the country - with approximately 400 company-owned shops in the United States. Additionally, Potbelly franchisees operate over 40 shops in the United States.  For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•

Revenues – represents net company-operated sandwich shop sales and our franchise operations. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of an initial franchise fee, a franchise development agreement fee and royalty income from the franchisee.

•	Company-operated comparable store sales – represents the change in year-over-year sales for the comparable company-operated store base open for 15 months or longer.
•	EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes.
•

Adjusted EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes, adjusted to eliminate the impact of other items, including certain non-cash as well as other items that we do not consider representative of our ongoing operating performance.

•

Shop-level profit – represents income (loss) from operations less franchise royalties and fees, general and administrative expenses, depreciation expense, pre-opening costs, restructuring costs and impairment, loss on the disposal of property and equipment and shop closures.

•	Shop-level profit margin – represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.

1Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to EBITDA, adjusted EBITDA, adjusted diluted EPS, adjusted net loss, shop-level profit, and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted EBITDA, adjusted net income and adjusted diluted EPS to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Adjusted EBITDA, adjusted net income and adjusted diluted EPS exclude the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “might,” “will,” “should,”

“seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements included in this press release may include, among others, statements relating to our future financial position and results of operations, business strategy, budgets, projected costs and plans and objectives of management for future operations,  our expectations regarding improvements in top-line results throughout each fiscal quarter in 2021, our expectation that the majority of our operating earnings and Adjusted EBITDA will be generated in the second half of 2021, our expectation that we will deliver enterprise-level profitability and positive cash flow during the second half of 2021, the strengthening of our liquidity position throughout 2021 and our intention to stay disciplined in controlling costs and balanced in investing in our strategic initiatives. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement, due to reasons including, but not limited to, risks related to the COVID-19 outbreak; compliance with our Credit Agreement covenants; competition; general economic conditions; our ability to successfully implement our business strategy; the success of our initiatives to increase sales and traffic; changes in commodity, energy and other costs; our ability to attract and retain management and employees; consumer reaction to industry-related public health issues and perceptions of food safety; our ability to manage our growth; reputational and brand issues; price and availability of commodities; consumer confidence and spending patterns; and weather conditions. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q or other subsequent filings, all of which are available on our website at www.potbelly.com. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contact:

Lisa Fortuna or Ryan Coleman

Alpha IR Group

312-445-2870

PBPB@alpha-ir.com

Potbelly Corporation

Consolidated Statements of Operations and Margin Analysis – Unaudited

(Amounts in thousands, except per share data)

	For the 13 Weeks Ended
	March 28,	% of	March 29,	% of
	2021	Revenue	2020	Revenue
Revenues
Sandwich shop sales, net	$77,501	99.3%	$86,961	99.3%
Franchise royalties and fees	562	0.7	629	0.7
Total revenues	78,063	100.0	87,590	100.0

Expenses
(Percentages stated as a percent of sandwich shop sales, net)
Sandwich shop operating expenses
Cost of goods sold, excluding depreciation	21,469	27.7	24,174	27.8
Labor and related expenses	28,614	36.9	30,397	35.0
Occupancy expenses	13,599	17.5	15,028	17.3
Other operating expenses	13,335	17.2	12,765	14.7

(Percentages stated as a percent of total revenues)
Advertising	460	0.6	441	0.5
General and administrative expenses	7,423	9.5	9,834	11.2
Depreciation expense	4,174	5.3	5,456	6.2
Pre-opening costs	—	*	64	*
Impairment, loss on disposal of property and equipment and shop closures	3,122	4.0	6,416	7.3
Total expenses	92,196	>100	104,575	>100
Loss from operations	(14,133)	(18.1)	(16,985)	(19.4)

Interest expense, net	288	0.4	74	*
Loss before income taxes	(14,421)	(18.5)	(17,059)	(19.5)
Income tax expense (benefit)	53	0.1	(3,709)	*
Net loss	(14,474)	(18.5)	(13,350)	(15.2)
Net loss attributable to non-controlling interest	(2)	(0.0)	(14)	*
Net loss attributable to Potbelly Corporation	$(14,472)	(18.5)%	$(13,336)	(15.2)%

Net loss per common share attributable to common shareholders:
Basic	$(0.56)		$(0.56)
Diluted	$(0.56)		$(0.56)
Weighted average common shares outstanding:
Basic	25,944		23,646
Diluted	25,944		23,646

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except per share data)

	For the 13 Weeks Ended
	March 28,	March 29,
	2021	2020
Net loss attributable to Potbelly Corporation, as reported	$(14,472)	$(13,336)
Impairment, loss on disposal of property and equipment and shop closures(1)	3,122	6,416
Proxy related costs(2)	—	446
Total adjustments before income tax	3,122	6,862
Income tax adjustments(3)	2,876	(1,209)
Total adjustments after income tax	5,998	5,653
Adjusted net loss attributable to Potbelly Corporation	$(8,474)	$(7,683)

Net loss attributable to Potbelly Corporation per share, basic	$(0.56)	$(0.56)
Net loss attributable to Potbelly Corporation per share, diluted	$(0.56)	$(0.56)

Adjusted net loss attributable to Potbelly Corporation per share, basic	$(0.33)	$(0.32)
Adjusted net loss attributable to Potbelly Corporation per share, diluted	$(0.33)	$(0.32)

Shares used in computing adjusted net loss attributable to Potbelly Corporation:
Basic	25,944	23,646
Diluted	25,944	23,893

	For the 13 Weeks Ended
	March 28,	March 29,
	2021	2020
Net loss attributable to Potbelly Corporation, as reported	$(14,472)	$(13,336)
Depreciation expense	4,174	5,456
Interest expense, net	288	74
Income tax expense (benefit)	53	(3,709)
EBITDA	$(9,957)	$(11,515)
Impairment, loss on disposal of property and equipment and shop closures(1)	3,122	6,416
Stock-based compensation	193	490
Proxy related costs(2)	—	446
Adjusted EBITDA	$(6,642)	$(4,163)

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except per share data)

	For the 13 Weeks Ended
	March 28,	March 29,
	2021	2020
Loss from operations	$(14,133)	$(16,985)
Less: Franchise royalties and fees	562	629
Advertising	460	441
General and administrative expenses	7,423	9,834
Depreciation expense	4,174	5,456
Pre-opening costs	—	64
Impairment, loss on disposal of property and equipment and shop closures	3,122	6,416
Shop-level profit (loss) [Y]	$484	$4,597
Total revenues	$78,063	$87,590
Less: Franchise royalties and fees	562	629
Sandwich shop sales, net [X]	$77,501	$86,961
Shop-level profit (loss) margin [Y÷X]	0.6%	5.3%

	For the 13 Weeks Ended
	March 28,	March 29,
	2021	2020
Selected Operating Data
Shop Activity:
Company-operated shops, end of period	399	427
Franchise shops, end of period	45	46
Revenue Data:
Company-operated comparable store sales	(3.1)%	(10.1)%

Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

& Selected Operating Data

(1) This adjustment includes costs related to impairment of long-lived assets, loss on disposal of property and equipment and shop closure expenses.

(2) The Company incurred certain professional and other costs and associated benefits related to the shareholder proxy matter.

(3) This adjustment includes the tax impacts of the other adjustments listed above based on the Company’s effective tax rate, the change in the Company’s income tax valuation allowance during the period, and the discrete income tax benefit from the carryback of prior year net operating losses and refund of prior year alternative minimum tax credits, offset by the impact of ASU 2016-09.